SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 11, 2008

                           EPIC ENERGY RESOURCES, INC.
                           ---------------------------
                 (Name of Small Business Issuer in its charter)

       Colorado                   0-31357                   94-3363969
------------------------      ---------------------      -------------------
(State of incorporation)      (Commission File No.)        (IRS Employer
                                                         Identification No.)

                           10655 Six Pines, Suite 210
                           The Woodlands, Texas 77380
           ---------------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (281)-419-3742

                                       N/A
                         -----------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02   Departure of Directors or Principal Officers, Election of Directors,
            Appointment of Principal Officers


On September 11, 2008, John Otto was appointed to the Board of Directors of Epic Energy Resources, Inc.

Since November 2006 Mr. Otto has been a Director for Business Development of Ryan, Inc. the leading tax services firm in North America, with the largest transaction tax practice in the United States and Canada.

In November 2004, Mr. Otto was elected to the Texas House of Representative. Since January 2007, Mr. Otto has served on the House Appropriations Committee (Education Subcommittee) and as Chairman of Budget and Oversight for the House Committee on Ways and Means.

In 1975, Mr. Otto founded, and has since that time been the managing partner of his own CPA firm in Dayton, Texas.

Mr. Otto, age 59, graduated from Texas A&M in 1970 with a BBA degree in accounting.

On September 17, 2008, Kevin McMahon resigned as a director of the Company, and as Chairman of the Company's Audit Committee, due to time constraints associated with his responsibilities as Senior Vice President - Internal Audit at Calpine Corporation, as well as his recent appointment as a director of another company. Mr. Otto will be the new Chairman of the Audit Committee.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   September 17, 2008                EPIC ENERGY RESOURCES, INC.



                                          By:   /s/ Rex Doyle
                                                ------------------------------
                                               Rex Doyle, President